Mark C. Lee
Tel (916)442-1111
Fax (916) 448-1709
leema@gtlaw.com

May 25, 2011

Board of Directors
First China Pharmaceutical Group, Inc.
Number 504, West Ren Min Road,
Kunming City, Yunnan Province
People’s Republic of China, 650000

Re:       Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

We act as counsel to First China Pharmaceutical Group, Inc., a Nevada corporation (the “Company”), in connection with the registration of 16,226,770 shares of the Company’s common stock (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), of which 8,762,290 of the Shares will be issued upon the exercise of the Company’s Series A-1 and Series A-2 warrants, and all of which will be sold by the selling security holders of the Company as defined and further described in the Company’s registration statement on Form S-1 (the “Registration Statement”) filed under the Securities Act.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant.  In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.  In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Our opinion is limited solely to matters set forth herein.  The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of California.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; and (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof; and (iii) the Company receives, to the extent applicable, the consideration set forth in the warrants, we are of the opinion that the Shares issued are, and the Shares to be issued will be, legally issued, fully paid and nonassessable.

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BERLIN**
BOSTON
BRUSSELS**
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MIAMI
MILAN**
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME**
SACRAMENTO
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TOKYO**
TYSONS CORNER
WASHINGTON, D.C.
WHITE PLAINS
ZURICH
*OPERATES AS GREENBERG TRAURIG MAHER LLP
**STRATEGIC ALLIANCE

GREENBERG TRAURIG, LLP n ATTORNEYS AT LAW n WWW.GTLAW.COM 1201 K Street, Suite 1100 n Sacramento, California 95814 n Tel 916.442.1111 n Fax 916.448.1709

We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Mark C. Lee

Mark C. Lee
Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP